Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of Westpac Banking Corporation of our report dated October 31, 2021 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in Westpac Banking Corporation's Annual Report on Form 20-F for the year ended September 30, 2021. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers
Sydney, Australia
November 3, 2021

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